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                                                                    EXHIBIT 23.2


Deloitte & Touche
One Capital Plaza
P.O. Box 1787 GT
Grand Cayman
Cayman Islands

Tel: 1 (345) 949 7599
Fax: 1 (345) 949 8238
mail@deloitte.com.ky
www.deloitte.com.ky                                     [DELOITTE & TOUCHE LOGO]



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of Consolidated Water Co. Ltd. on Form F-2 of our report dated April 16, 2003 for the combined financial statements of DesalCo Limited, Ocean Conversion (Cayman) Limited, and Ocean Conversion (BVI) Ltd., appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ Deloitte & Touche
---------------------------

George Town, Cayman Islands

April 28, 2003